EXHIBIT 32.1

Pursuant to 18 U.S.C. Section 1350, I Michael W. Laphen, Chairman and Chief Executive Officer of Computer Sciences Corporation (the “Company”) hereby certify that:

(1)
the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 11, 2008	By:	/s/ Michael W. Laphen
Michael W. Laphen
Chairman and Chief Executive Officer